Exhibit 99.1

Hercules Offshore, Inc. Announces Third Quarter 2015 Results

HOUSTON, November 5, 2015 -- Hercules Offshore, Inc. (OTC Pink: HEROQ) today reported a net loss of $95.4 million, or $0.59 per diluted share, on revenue of $73.8 million for the third quarter 2015, compared to a net loss of $88.6 million, or $0.55 per diluted share, on revenue of $221.9 million for the third quarter 2014. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, third quarter 2015 results include adjustments of $8.3 million related to pre-petition financing and restructuring activities which are included in General and Administrative Expenses and $14.3 million related to post-petition reorganization items which are included in Other Expenses. Combined, these items totaled $22.6 million, or $0.14 per diluted share, during the third quarter 2015. Third quarter 2014 results included a non-cash impairment charge of $82.5 million related to cold stacking four jackups and a $4.7 million net gain on the sale of three jackups for a total net adjustment of $77.8 million, or $0.48 per diluted share.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “We continue to face challenging market conditions in both our drilling and liftboat businesses, but I am proud of the work our team has done in keeping our focus on the things we can control. We have made significant reductions in our cost structure, without compromising safety and the quality of our services, and remain vigilant for additional cost efficiency measures throughout the organization.
“We have also made significant progress on our capital restructuring plan, and are on pace to emerge from Chapter 11 shortly. Moving forward, our restructuring plan will significantly improve our balance sheet by reducing our debt, and adding new liquidity to secure delivery of the Hercules Highlander and fund our operations. Our lenders have been very supportive and are aligned with management to make our company stronger through this process and position us to capitalize on opportunities that this current downcycle could create.”
Domestic Offshore
Revenue generated from Domestic Offshore for the third quarter 2015 decreased 78% to $27.5 million from $123.3 million in the third quarter 2014, driven by lower utilization and dayrates on a reduced marketed rig fleet. Operating days during the third quarter 2015 declined to 361 days with utilization of 43.6% on a marketed fleet of 9 rigs, compared to 1,133 days on 18 marketed rigs at 68.4% utilization during the third quarter 2014. Average revenue per rig per day decreased to $76,072 in the third quarter 2015 from $108,844 in the comparable 2014 period. Operating expenses decreased 58% to $27.5 million in the third quarter 2015 from $65.8 million in the third quarter 2014. The operating expense reduction was largely attributable to lower labor and burden, repair and maintenance, catering and insurance costs primarily as a result of a reduction in the number of marketed rigs. In addition, operating expenses during the third quarter 2014 benefited from a gain of $5.2 million related to the sale of two cold stacked assets. Domestic Offshore reported an operating loss of $13.7 million in the third quarter 2015, compared to a loss of $45.2 million in the third quarter 2014, which includes an $82.5 million impairment charge related to cold stacking four jackups as well as the aforementioned asset sale gain.
International Offshore
International Offshore revenue declined to $31.9 million in the third quarter 2015 from $74.2 million in the third quarter 2014. Utilization decreased to 49.6% in the third quarter 2015 from 65.9% in the comparable 2014 period. Revenue and utilization reductions are largely due to idle time on the Hercules Triumph, Hercules Resilience and Hercules 208, partially offset by higher utilization on the Hercules 260 and Hercules 261. Average revenue per rig per day decreased to $87,488 in the third quarter 2015 from $153,025 in the third quarter of 2014, driven largely by idle time on the Hercules Resilience and Hercules Triumph, as well as lower renegotiated dayrates on the three rigs working for Saudi Aramco. Operating expense decreased to $32.4 million in the third quarter 2015, from $61.6 million in the respective 2014 period, which includes a loss of $0.5 million from the sale of the previously mentioned cold-stacked rig. Lower operating expense was driven by successful cost reduction efforts within Middle East operations as well as lower costs incurred on the idle rigs. International Offshore recorded an operating loss of $23.4 million in the third quarter 2015 compared to a loss of $10.1 million in the prior year period, including the aforementioned rig sale loss.
International Liftboats
International Liftboats revenue declined to $14.4 million in the third quarter 2015 from $24.3 million in the prior year period as a result of both lower dayrates and operating days. Average revenue per liftboat per day decreased 16% to $20,496 in the third quarter 2015 from $24,420 in the third quarter 2014, due to idle time on the Bull Ray as well as market pressure on dayrates. Operating days in the third quarter 2015 decreased to 703 from 997 in the respective 2014 period. Additionally, during third quarter 2015, the Company terminated management contracts on five vessels owned by a third party in Nigeria which reduced our available days relative to third quarter 2014. Operating expenses in the third quarter 2015 declined by 31% to $13.1 million, compared to $19.0 million in the third quarter 2014, reflecting lower activity levels and the impact of our cost reduction measures. General and administrative expenses in the third quarter 2015 totaled $9.0 million and include approximately $7.6 million of bad debt expense in our West Africa region. International Liftboats recorded an operating loss of $12.2 million in the third quarter 2015 compared to a loss of $1.4 million in the third quarter 2014.
Reorganization Items
Third quarter results include Reorganization Items totaling $14.3 million related to costs that were incurred after the Chapter 11 bankruptcy filing on August 13, 2015, which consist of $2.8 million of costs related to financing and restructuring activities and an $11.5 million non-cash charge for the write-off of unamortized debt issuance costs related to the prior issuances of the Company’s existing Senior Notes.
Additionally, General and Administrative expenses include costs related to financing and restructuring activities incurred prior to the bankruptcy filing which total $8.3 million for the three months ended September 30, 2015 and $18.9 million for the nine months ended September 30, 2015.
Costs incurred associated with our financing and restructuring activities consisted of the following (in thousands):

	Three Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2015

Reorganization Items:
Costs related to financing and restructuring activities (post Bankruptcy Petition)	$2,774	$2,774
Non-cash charge related to write-off of unamortized debt issuance costs	11,535	11,535
Total Reorganization Items	$14,309	$14,309

Professional fees related to the Reorganization:
Costs incurred prior to Bankruptcy Petition (General and Administrative Expense)	$8,300	$18,879
Costs incurred post Bankruptcy Petition (Reorganization Items)	2,774	2,774
Total Professional fees related to Reorganization	$11,074	$21,653

Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted net income figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, revenue, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Revenue, Operating Income, Net Income and Diluted Income per Share.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CT (11:00 a.m. ET) on November 5, 2015, to discuss its third quarter 2015 financial results. To participate in the call, dial +1 (855) 865-4806 (Domestic) or +1 (262) 912-6154 (International) and reference access code 67782149 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on November 5, 2015, beginning at 1:00 p.m. CT (2:00 p.m. ET), through November 12, 2015. The phone number for the conference call replay is +1 (855) 859-2056 (Domestic) or +1 (404) 537-3406 (International). The access code is 67782149. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.

About Hercules Offshore, Inc.
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 27 jackup rigs, including one rig under construction, and 19 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Craig M. Muirhead
Vice President, Investor Relations and Planning
Hercules Offshore, Inc.
+1 (713) 350-8346

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$126,375	$207,937
Accounts Receivable, Net	67,842	166,359
Prepaids	17,242	19,585
Current Deferred Tax Asset	6,520	4,461
Other	4,111	5,955
	222,090	404,297
Property and Equipment, Net	1,526,336	1,574,749
Other Assets, Net	9,331	23,361
	$1,757,757	$2,002,407
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$36,377	$52,952
Accrued Liabilities	58,494	66,090
Interest Payable	—	32,008
Other Current Liabilities	8,320	13,406
	103,191	164,456
Long-term Debt	—	1,210,919
Deferred Income Taxes	6,459	4,147
Other Liabilities	15,963	7,854
Liabilities Subject to Compromise	1,254,845	—
Commitments and Contingencies
Stockholders' Equity	377,299	615,031
	$1,757,757	$2,002,407

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$73,804	$221,884	$275,672	$721,581
Costs and Expenses:
Operating Expenses	72,970	146,297	249,560	413,774
Asset Impairment	—	82,507	—	82,507
Depreciation and Amortization	37,529	44,319	112,198	128,072
General and Administrative	31,839	19,659	72,589	60,405
	142,338	292,782	434,347	684,758
Operating Income (Loss)	(68,534)	(70,898)	(158,675)	36,823
Other Income (Expense):
Interest Expense	(11,476)	(25,194)	(61,173)	(74,164)
Loss on Extinguishment of Debt	—	—	(1,884)	(19,925)
Reorganization Items	(14,309)	—	(14,309)	—
Other, Net	51	(168)	271	196
Loss Before Income Taxes	(94,268)	(96,260)	(235,770)	(57,070)
Income Tax Benefit (Provision)	(1,083)	7,707	(4,946)	(4,921)
Net Loss	$(95,351)	$(88,553)	$(240,716)	$(61,991)

Net Loss Per Share - Basic and Diluted	$(0.59)	$(0.55)	$(1.49)	$(0.39)

Weighted Average Shares Outstanding - Basic and Diluted	161,639	160,794	161,406	160,526

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net Loss	$(240,716)	$(61,991)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	112,198	128,072
Stock-Based Compensation Expense	3,162	7,153
Deferred Income Taxes	(324)	(5,573)
Provision for Doubtful Accounts Receivable	7,665	6,319
(Gain) Loss on Disposal of Assets, Net	2,902	(22,623)
Asset Impairment	—	82,507
Reorganization Item, Debt Issuance Costs Write-off	11,535	—
Other	2,146	4,858
Net Change in Operating Assets and Liabilities	83,210	(52,017)
Net Cash Provided by (Used in) Operating Activities	(18,222)	86,705
Cash Flows from Investing Activities:
Capital Expenditures	(74,750)	(134,610)
Insurance Proceeds Received	3,543	9,067
Proceeds from Sale of Assets, Net	7,640	35,109
Other	227	1,145
Net Cash Used in Investing Activities	(63,340)	(89,289)
Cash Flows from Financing Activities:
Long-term Debt Borrowings	—	300,000
Redemption of 7.125% Senior Secured Notes	—	(300,000)
Payment of Debt Issuance Costs	—	(3,914)
Other	—	145
Net Cash Used in Financing Activities	—	(3,769)
Net Decrease in Cash and Cash Equivalents	(81,562)	(6,353)
Cash and Cash Equivalents at Beginning of Period	207,937	198,406
Cash and Cash Equivalents at End of Period	$126,375	$192,053

HERCULES OFFSHORE, INC. AND SUBSIDIARIES (DEBTOR-IN-POSSESSION) SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Domestic Offshore:
Number of rigs (as of end of period)	18	24	18	24
Revenue	$27,462	$123,320	$120,961	$406,968
Operating expenses	27,464	65,757	89,871	202,095
Asset impairment	—	82,507	—	82,507
Depreciation and amortization expense	11,207	18,599	34,565	53,948
General and administrative expenses	2,458	1,692	4,978	4,824
Operating income (loss)	$(13,667)	$(45,235)	$(8,453)	$63,594
International Offshore:
Number of rigs (as of end of period)	9	9	9	9
Revenue	$31,933	$74,217	$101,044	$226,880
Operating expenses	32,362	61,578	118,040	153,177
Depreciation and amortization expense	21,225	19,586	62,523	55,287
General and administrative expenses	1,792	3,161	5,255	7,157
Operating income (loss)	$(23,446)	$(10,108)	$(84,774)	$11,259
International Liftboats:
Number of liftboats (as of end of period)	19	24	19	24
Revenue	$14,409	$24,347	$53,667	$87,733
Operating expenses	13,144	18,962	41,649	58,502
Depreciation and amortization expense	4,462	5,126	13,060	15,868
General and administrative expenses	9,001	1,614	10,690	9,867
Operating income (loss)	$(12,198)	$(1,355)	$(11,732)	$3,496
Total Company:
Revenue	$73,804	$221,884	$275,672	$721,581
Operating expenses	72,970	146,297	249,560	413,774
Asset impairment	—	82,507	—	82,507
Depreciation and amortization expense	37,529	44,319	112,198	128,072
General and administrative expenses	31,839	19,659	72,589	60,405
Operating income (loss)	(68,534)	(70,898)	(158,675)	36,823
Interest expense	(11,476)	(25,194)	(61,173)	(74,164)
Loss on extinguishment of debt	—	—	(1,884)	(19,925)
Reorganization items	(14,309)	—	(14,309)	—
Other, net	51	(168)	271	196
Loss before income taxes	(94,268)	(96,260)	(235,770)	(57,070)
Income tax benefit (provision)	(1,083)	7,707	(4,946)	(4,921)
Net loss	$(95,351)	$(88,553)	$(240,716)	$(61,991)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES (DEBTOR-IN-POSSESSION) SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended September 30, 2015
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	361	828	43.6%	$76,072	$33,169
International Offshore	365	736	49.6%	87,488	43,970
International Liftboats	703	1,857	37.9%	20,496	7,078

	Three Months Ended September 30, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,133	1,656	68.4%	$108,844	$39,708
International Offshore	485	736	65.9%	153,025	83,666
International Liftboats	997	2,116	47.1%	24,420	8,961

	Nine Months Ended September 30, 2015
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,333	2,534	52.6%	$90,743	$35,466
International Offshore	1,074	2,184	49.2%	94,082	54,048
International Liftboats	2,532	6,020	42.1%	21,195	6,918

	Nine Months Ended September 30, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	3,774	4,914	76.8%	$107,835	$41,126
International Offshore	1,535	2,139	71.8%	147,805	71,612
International Liftboats	3,473	6,279	55.3%	25,261	9,317
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.

Hercules Offshore, Inc. and Subsidiaries
(DEBTOR-IN-POSSESSION)
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are revenue, operating income, income from continuing operations, net income or diluted earnings per share excluding certain charges or amounts. These adjusted amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and nine months ended September 30, 2015 and 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Operating Income (Loss):
GAAP Operating Income (Loss)	$(68,534)		$(70,898)		$(158,675)		$36,823
Adjustment	8,300	(a)	77,766	(c)	22,443	(d)	59,887	(f)
Non-GAAP Operating Income (Loss)	$(60,234)		$6,868		$(136,232)		$96,710
Other Expense:
GAAP Other Expense	$(25,734)		$(25,362)		$(77,095)		$(93,893)
Adjustment	14,309	(b)	—		16,193	(e)	19,925	(g)
Non-GAAP Other Expense	$(11,425)		$(25,362)		$(60,902)		$(73,968)
Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(1,083)		$7,707		$(4,946)		$(4,921)
Tax Adjustment	—		—		—		—
Non-GAAP Benefit (Provision) for Income Taxes	$(1,083)		$7,707		$(4,946)		$(4,921)
Net Income (Loss):
GAAP Net Loss	$(95,351)		$(88,553)		$(240,716)		$(61,991)
Total Adjustment	22,609		77,766		38,636		79,812
Non-GAAP Net Income (Loss)	$(72,742)		$(10,787)		$(202,080)		$17,821
Diluted Earnings (Loss) per Share:
GAAP Diluted Loss per Share	$(0.59)		$(0.55)		$(1.49)		$(0.39)
Adjustment per Share	0.14		0.48		0.24		0.50
Non-GAAP Diluted Earnings (Loss) per Share	$(0.45)		$(0.07)		$(1.25)		$0.11
 _____________________________

(a)	This amount represents $8.3 million of costs related to financing and restructuring activities.

(b)
This amount represents $14.3 million of costs related to post-petition reorganization items, including $2.8 million of professional fees and a non-cash charge of $11.5 million to write off unamortized debt issuance costs related to our debt as those costs are not expected to be included in the allowed claims.

(c)	This amount represents a $82.5 million non-cash impairment charge of property and equipment and a $4.7 million net gain on the sale of three cold stacked drilling rigs.

(d)	This amount represents $18.9 million of costs related to financing and restructuring activities and a $3.6 million net loss on the sale of assets, including six cold stacked drilling rigs.

(e)
This amount represents $14.3 million of costs related to post-petition reorganization items, including $2.8 million of professional fees and a non-cash charge of $11.5 million to write off unamortized debt issuance costs related to our debt as those costs are not expected to be included in the allowed claims. Additionally, this amount includes a charge of $1.9 million related to the termination of the Credit Facility.

(f)	This amount represents a $82.5 million non-cash impairment charge of property and equipment and a $22.6 million net gain on the sale of cold stacked drilling rigs.

(g)	This amount represents a charge of $19.9 million related to retirement of our 7.125% senior secured notes and issuance of our 6.75% senior notes.